Exhibit 10.13(b)

FIRST AMENDMENT TO THE
ATLANTIC SOUTHEAST AIRLINES, INC.

INVESTMENT SAVINGS PLAN

THIS FIRST AMENDMENT is made on May       , 2002, by Atlantic Southeast Airlines, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Atlantic Southeast Airlines, Inc. Investment Savings Plan (the “Plan”), which was originally established by indenture effective as of January 1, 1989, and last amended and restated by indenture on February 26, 2002;

WHEREAS, Section 13.01 of the Plan permits the Company’s Board of Directors to amend the Plan from time to time; and

WHEREAS, the Company desires to amend the Plan to correct inadvertent scrivener’s errors.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Effective as of October 1, 2000, by deleting the existing Section 1.16(b) and substituting therefor the following:

“(b)         for the period beginning October 1, 2000,

(i)            with respect to contributions of Deferral Amounts pursuant to Section 3.1 and contributions of Rollover Amounts pursuant to Section 3.4, the completion of a ninety-consecutive-day period beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with the Plan Sponsor; and

(ii)           with respect to contributions by a Plan Sponsor pursuant to Section 3.2, a twelve-consecutive-month period during which the Employee completes no less than 1,000 Hours of Service beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with a Plan Sponsor or, in the event the Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any Plan Year thereafter during which the Employee completes no less than 1,000 Hours of Service, including the Plan Year in which includes the first anniversary of the date the Employee first performs an Hour of Service upon his employment or reemployment.”

2.             Effective as of January 1, 1997, by deleting the existing schedule in Section 4.1(b)(ii) related to the allocation of matching contributions and the paragraph immediately following such schedule and substituting therefor the following:

“Completed Years of Service	Percentage
Less than 2	20%
2	30%
3	40%
4 or more but less than 7	50%
7 or more	75%

For purposes of this Section, “Completed Years of Service” means the number of full years from the Employee’s date of hire to the date as of which the matching contribution is being allocated pursuant to this Section.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.

ATLANTIC SOUTHEAST AIRLINES, INC.

By:	/s/

Title:	VP Human Resources